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                                                                    EXHIBIT 32.1


                                  CERTIFICATION
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     I, Simon Shi, Chief Executive Officer, and I, Patrick Lim, Chief Financial Officer, of Sun Motor International, Inc. (the "Company") certify that:

     1. I have reviewed the quarterly report on Form 10-Q of Sun Motor International, Inc.; and

     2. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the period presented in this quarterly report.


Date: February 14, 2007


/s/ Simon Shi
------------------------
Simon Shi,
Chief Executive Officer


/s/ Patrick Lim
------------------------
Patrick Lim,
Chief Financial Officer